UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

                 POST EFFECTIVE AMENDMENT NO. 1
               TO FORM SB-2 REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933


                     Quality Exchange, Inc.
                 --------------------------------
         (Name of small business issuer in its charter)

       Nevada                  7389               41-2033500
     ------------          ------------        -----------------
      (State or         (Primary Standard      (I.R.S. Employer
   jurisdiction of          Industrial       Identification No.)
  incorporation or     Classification Code
    organization)            Number)

                      East 49 Pineridge Ct #328
                          Spokane, WA 99208
                            (509) 464-3072
                  -----------------------------------
              (Address and telephone number of principal
                          executive offices)

                      East 49 Pineridge Ct #328
                          Spokane, WA 99208
                            (509) 464-3072
                  -----------------------------------
              (Address of principal place of business or
                intended principal place of business)

                           Andrew D. Owens
                      East 49 Pineridge Ct #328
                          Spokane, WA 99208
                            (509) 464-3072
                  -----------------------------------
             (Name, address and telephone number of agent
                             for service)

                              Copies to:
                    NevWest Securities Corporation
               2654 West Horizon Ridge Pkwy, Suite B-3
                         Henderson, NV 89052
                          fax (702) 257-4651






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                     Quality Exchange, Inc.

        DEREGISTRATION OF A PORTION OF UNSOLD SECURITIES

The SB-2 Registration Statement, as amended, filed by Le Gourmet Co., Inc. ("the Company") and deemed effective by the Securities Exchange Commission (the "SEC") as of November 29, 2002, offered a minimum of 200,000 and a maximum of 2,000,000 shares of the Company's $0.001 par value common stock at a price of $0.10 per share pursuant to a self-underwritten offering. A total of 250,000 shares were sold by the Company to twenty investors in conjunction with the registered offering for an aggregate of $25,000.00.

This  Post-Effective  Amendment No.  1  is  filed  to  deregister
1,750,000 shares representing the unsold portion of the stock to be offered by the Company.






































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                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post Effective Amendment No. 1 to the
Registration Statement to be signed on its behalf by the undersigned, in the City of Spokane, State of Washington on February 27, 2003.

                     Quality Exchange, Inc.
                   ---------------------------
                          (Registrant)


            By: /s/ Andrew D. Owens, President & CEO
               ---------------------

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature                 Title                  Date
   -------------            -----------             --------

/s/ Andrew D. Owens       President & CEO,      February 27, 2003
---------------------        Secretary,
                        Treasurer, Director
  Andrew D. Owens

/s/ Andrew D. Owens     Principal Financial     February 27, 2003
---------------------         Officer
  Andrew D. Owens

/s/ Andrew D. Owens     Principal Accounting    February 27, 2003
---------------------         Officer
  Andrew D. Owens


















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